SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549-1004




                                FORM 8-K

                             CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

      Date of Report (Date of earliest event report) January 23, 2001

                      Commission File Number 1-5324




                           NORTHEAST UTILITIES

         (Exact name of registrant as specified in its charter)



MASSACHUSETTS                       1-5324              04-2147929

State or other jurisdiction of   (Commission          (I.R.S. Employer
incorporation or organization)      File No.)         Identification No.)


           174 BRUSH HILL AVENUE, WEST SPRINGFIELD, MASSACHUSETTS
                              01090-0010




   (Address of principal executive offices)               (Zip Code)

         (Registrant's telephone number, including area code)
                           (413) 785-5871




        (Former name or former address, if changed since last report)
                              Not Applicable




ITEM 5.  OTHER EVENTS

On January 23, 2001, Northeast Utilities issued the following earnings news release for the three and twelve months ended December 31, 2000:


"Northeast Utilities Reports Fourth Quarter and Full Year Results

     HARTFORD, Connecticut, January 23, 2001-Strong increases in unregulated energy sales and lower nonfuel operating costs drove a significant improvement in Northeast Utilities (NU) operating results in 2000, the company reported today.

     Increases in unregulated energy sales pushed total NU revenues to a record $5.90 billion in 2000, up 32 percent from $4.47 billion in 1999. The growth in unregulated revenues more than offset a 5 percent retail rate decrease on January 1, 2000 for customers of The Connecticut Light and Power Company (CL&P) and a 5 percent rate cut on October 1, 2000 for Public Service Company of New Hampshire (PSNH) retail customers.

     NU reported year-end 2000 earnings before extraordinary items of $220.1 million, or $1.55 per share on a fully diluted basis, compared with earnings of $34.2 million, or 26 cents per share, in 1999. In the fourth quarter of 2000, NU earned $67.8 million before extraordinary items, or $0.47 per share on a fully diluted basis, compared with a loss of $15.7 million, or $0.12 per share, in the same period of 1999.

     Earnings in both years included a number of nonrecurring items. On an operating basis, NU earned $221.4 million, or $1.56 per share on a fully diluted basis, in 2000, compared with a profit of $117.3 million, or 89 cents per share, in 1999. In the fourth quarter of 2000, NU recorded operating earnings of $67.8 million, or $0.47 per share on a fully diluted basis, compared with fourth-quarter operating earnings of $47.0 million, or $0.35 per share, in 1999.

     Because of extraordinary charges, NU reported a net loss for the year. Fourth-quarter 2000 results included an after-tax write-off by PSNH of $225 million of stranded costs under an industry restructuring settlement with the state of New Hampshire. When combined with other effects from restructuring, PSNH's net write-off totaled $214.2 million, or $1.51 per share. PSNH is an operating subsidiary of NU. Its restructuring plan was upheld by the New Hampshire Supreme Court on January 16, 2001.

     In addition to these extraordinary items, 2000 results reflect two significant one-time items recognized earlier in the year. They include charges of $11.7 million for the settlement of certain nuclear-related issues and a one-time after-tax gain of $10.4 million related to the investment in NEON Communications Inc., of Mode 1 Communications, Inc., another NU subsidiary.

     Write-offs in 1999 related to the settlement of nuclear issues, industry restructuring, and NU's pending merger with Consolidated Edison, Inc. totaled $83.1 million, or $0.63 per share, of which $62.7 million, or $0.47 per share, was recognized in the fourth quarter of 1999.

     Including all of the extraordinary and other nonrecurring effects, NU lost $13.8 million, or $0.10 per share on a fully diluted basis, in 2000, compared with earnings of $34.2 million, or $0.26 per share, in 1999. In the fourth quarter of 2000, NU lost $166.1 million, or $1.15 per share on a fully diluted basis, compared with a loss of $15.7 million, or $0.12 per share, in the same period of 1999. Michael G. Morris, NU's Chairman, President and Chief Executive Officer, said that NU currently projects standalone 2001 earnings of between $1.40 per share and $1.60 per share.

     Morris attributed the improved operating results to excellent performance at the Millstone nuclear station in 2000, effective cost control, and dramatically improved performance at NU's unregulated businesses. Millstone 3 operated at virtually a 100 percent capacity factor in 2000 and has been on line for 575 consecutive days. Millstone 2 operated at an 82 percent capacity factor in 2000. Millstone Station's strong performance helped NU lower its non-fuel operation and maintenance costs to $1.11 billion in 2000 from $1.20 billion in 1999.

     Morris said he was quite pleased with the performance of NU's unregulated energy businesses. Those operations earned $28.5 million in 2000 on revenues of $2.0 billion, compared with a loss of $37.0 million in 1999 on revenues of $648.9 million in 1999. In the fourth quarter of 2000, NU's unregulated energy businesses earned $13.6 million, compared with a loss of $8.0 million in the fourth quarter of 1999.

     Morris attributed the improved performance at NU's unregulated businesses to better balancing the company's supply and purchase obligations, due in part to the purchase of 1,289 megawatts of hydroelectric and pumped storage generation by the unregulated businesses in March 2000.

     Morris said fourth-quarter 2000 operating results were also helped by much lower temperatures than during the same period of 1999. Retail kilowatt-hour electric sales were up 5.9 percent in the fourth quarter of 2000, 3.2 percent on a weather-adjusted basis, compared with the same period of 1999. Annual electric sales were up 0.8 percent in 2000, 1.9 percent on a weather-adjusted basis, compared with 1999. On the strength of a strong start to the heating season, Yankee Energy System, Inc., which merged with NU on March 1, 2000, earned $6 million in the fourth quarter of 2000.

     Morris said NU booked no additional costs in the fourth quarter of 2000 in connection with its proposed merger with Consolidated Edison. NU currently hopes to complete its merger with Consolidated Edison late in the first quarter or early in the second quarter of 2001. Should the process of closing the merger advance over the next several weeks, NU would likely record additional merger-related charges in the fourth quarter of 2000.

     NU operates New England's largest energy delivery system with approximately 1.77 million electric customers in Connecticut, New Hampshire and Massachusetts and 185,000 natural gas customers in Connecticut, and is one of the largest competitive energy suppliers in New England. NU has approximately 144 million shares outstanding.

     This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements of future expectations and not facts. Actual results or developments might differ materially from those included in the forward-looking statements because of factors such as competition and industry restructuring, changes in economic conditions, changes in historical weather patterns, changes in laws, regulations or regulatory policies, developments in legal or public policy doctrines, technological developments and other presently unknown or unforeseen factors. Other risk factors are detailed from time to time in NU's reports to the Securities and Exchange Commission."


                                SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NORTHEAST UTILITIES
                                           (registrant)


                                        /s/Randy A. Shoop
                                        Assistant Treasurer - Finance


Date:  January 24, 2001